Exhibit 32

SECTION 1350 CERTIFICATIONS

                The undersigned hereby certify that the Quarterly Report on Form 10-Q of Medis Technologies Ltd. (the “Registrant”) for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 10, 2004

/s/ Robert K. Lifton
Robert K. Lifton
Chairman and Chief Executive Officer

/s/ Israel Fisher
Israel Fisher
Senior Vice President-Finance and Chief Financial Officer